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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated February 4, 2000 (except for Note 3, as to which the date is March 24, 2000) in the Registration Statement (Form S-1) and the related Prospectus of POZEN Inc. dated April 28, 2000.


                                                /s/ Ernst & Young LLP

Raleigh, North Carolina
April 28, 2000